IDS LIFE ACCOUNT SBS
Registration No. 33-40779/812-7731

EXHIBIT INDEX

9.       Opinion of Counsel.

10.      Consent of Independent Auditors.

11.      Financial Statement Schedules and Report of Independent Auditors.

14.      Financial Data Schedule.

15.1     Power of Attorney, dated August 19, 1997.

15.2     Power of Attorney, dated April 9, 1998.